Example Template : 77O





















DWS RREEF REAL ESTATE SECURITIES
FUND










N-Sar July 1, 2012 - December 31, 2012










Security Purchased
Cusip
Purchase/Trade
Date
 Size (Shr) of
Offering
Offering
Price of
Shares
Total ($) Amt of
Offering
 Amt of
shares Purch
by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased From
Chesapeake Lodging Trust
165240102
9/12/2012
6,500,000
$18.50
$120,250,000
210,700
3.24%

JPM,WACH,DB,KEY,RBC,BAIRD
JPM
Equity Residential
29476L107
11/28/2012
19,000,000
$54.75
$1,040,250,000
311,398
1.64%

MS,DB
MS
Healthcare REIT
42217K1060
9/18/2012
12,901,786
$56.0
$722,500,000
477,450
3.70%

BAC,JPM,DB,MS,KEY,WACH
BAC
Spirit Realty Capital
84860F109
9/18/2012
32,472,000
$15.0
$487,080,000
16,439
0.05%

MS,Macquarie,UBS,RBC,DB,Stifel
MS
Spirit Realty Capital
84860F109
9/18/2012
32,472,000
$15.0
$487,080,000
3,400
0.01%

MS,Macquarie,UBS,RBC,DB,Stifel
MS